As filed with the Securities and Exchange Commission on March 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4580525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue South, Third Floor

New York, NY 10010

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2014 Equity Incentive Plan, as amended

2014 Employee Stock Purchase Plan

(Full title of the plans)

Jesse Shefferman

President and Chief Executive Officer

Protara Therapeutics, Inc.

345 Park Avenue South, Third Floor

New York, NY 10010

(Name and address of agent for service)

(646) 844-0337

(Telephone number, including area code, of agent for service)

Copies to:

Mary J. Grendell, Esq. General Counsel and Corporate Secretary	Robert W. Downes Sullivan & Cromwell LLP
Protara Therapeutics, Inc.	125 Broad St.
345 Park Avenue South, Third Floor	New York, NY 10004
New York, NY 10010	(212) 558-4000
(646) 844-0337

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

Protara Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 861,933 shares of common stock under the Registrant’s Amended and Restated 2014 Equity Incentive Plan, as amended (the “EIP”), and an additional 7,025 shares of common stock under the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP”), pursuant to the “evergreen” provisions of each plan which provide for annual automatic increases in the number of shares of the Registrant’s common stock (the “Common Stock”) reserved for issuance under each respective plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the EIP and ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 25, 2014 (File No. 333-200587), January 4, 2018 (File No. 333-222415), January 3, 2019 (File No. 333-229123), January 15, 2020 (File No. 333-235918), March 11, 2021 (File No. 333-254124) and March 9, 2022 (File No. 333-263392). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

The registrant hereby also incorporates by reference into this Registration Statement the following documents previously filed by the registrant with the SEC (other than portions of Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits related to such items or other portions of documents filed with the SEC which were furnished, but not filed, pursuant to applicable rules promulgated by the SEC):

●	the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2023;

●	the Company’s Current Reports on Form 8-K filed with the SEC on January 5, 2023 and January 30, 2023; and

●	the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

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ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 27, 2014).

4.2	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 10, 2020).

4.3	Second Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2020).

4.4	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 3, 2017).

4.5	Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 10, 2020).

4.6	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Non-Voting Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 23, 2020).

4.7	Registration Rights Agreement, dated as of September 23, 2019, by and among the Registrant and the institutional investors named therein (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 24, 2019).

4.8	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 10, 2020).

5.1*	Opinion of Sullivan & Cromwell LLP.

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Amended and Restated 2014 Equity Incentive Plan of the Registrant, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 10, 2020).

99.2	Forms of Stock Option Agreement, Option Exercise, Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the Amended and Restated 2014 Equity Incentive Plan of the Registrant, as amended (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on form 10-K for the fiscal year ended December 31, 2019 filed on March 20, 2020).

99.3	2014 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on October 7, 2014).

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 8, 2023.

PROTARA THERAPEUTICS, INC.

By:	/s/ Jesse Shefferman
Jesse Shefferman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesse Shefferman, Patrick Fabbio and Mary J. Grendell, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jesse Shefferman	President and Chief Executive Officer and Director	March 8, 2023
Jesse Shefferman	(Principal Executive Officer)

/s/ Patrick Fabbio	Chief Financial Officer	March 8, 2023
Patrick Fabbio	(Principal Financial Officer)

/s/ Hannah Fry	Vice President, Controller	March 8, 2023
Hannah Fry	(Principal Accounting Officer)

/s/ Luke Beshar	Chairman of the Board of Directors	March 8, 2023
Luke Beshar

/s/ Barry Flannelly, Pharm.D.	Director	March 8, 2023
Barry Flannelly, Pharm.D.

/s/ Roger Garceau, M.D.	Director	March 8, 2023
Roger Garceau, M.D.

/s/ Jane Huang, M.D.	Director	March 8, 2023
Jane Huang, M.D.

/s/ Richard Levy, M.D.	Director	March 8, 2023
Richard Levy, M.D.

/s/ Gregory P. Sargen	Director	March 8, 2023
Gregory P. Sargen

/s/ Cynthia Smith	Director	March 8, 2023
Cynthia Smith

/s/ Michael Solomon, Ph.D.	Director	March 8, 2023
Michael Solomon, Ph.D.

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